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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
BROADVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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May 14, 2003

Dear Stockholder:

        On behalf of BroadVision, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 10:00 a.m. local time on Wednesday, June 11, 2003, at the Company's headquarters located at 585 Broadway, Redwood City, California. At the meeting, stockholders will be asked:

  1.
  To elect directors to serve for the ensuing year and until their successors are elected.

  2.
  To approve the Company's Employee Stock Purchase Plan, as amended, (i) to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 750,000 shares; and (ii) to include an evergreen provision that automatically increases the number of shares authorized for issuance under such plan, subject to certain limitations, by the lesser of 1.5% of the outstanding Common Stock of the Company on the first day of each fiscal year or 800,000 shares of Common Stock, beginning in 2004 and ending in 2014.

  3.
  To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The accompanying Notice and Proxy Statement describes these proposals in detail.

        The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided whether or not you plan to attend the meeting. This will not limit your right to change your vote prior to or at the meeting.

        We appreciate your interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

Very truly yours
PEHONG CHEN Chairman of the Board, President and Chief Executive Officer

BROADVISION, INC.
585 Broadway
Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2003

TO THE STOCKHOLDERS OF BROADVISION, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BROADVISION, INC., a Delaware corporation (the "Company"), will be held on Wednesday, June 11, 2003 at 10:00 a.m. local time at the Company's headquarters located at 585 Broadway, Redwood City, California for the following purposes:

  1.
  To elect directors to serve for the ensuing year and until their successors are elected.

  2.
  To approve the Company's Employee Stock Purchase Plan, as amended, (i) to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 750,000 shares; and (ii) to include an evergreen provision that automatically increases the number of shares authorized for issuance under such plan, subject to certain limitations, by the lesser of 1.5% of the outstanding Common Stock of the Company on the first day of each fiscal year or 800,000 shares of Common Stock, beginning in 2004 and ending in 2014.

  3.
  To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 15, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

WILLIAM E. MEYER Secretary

Redwood City, California
May 14, 2003

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

BROADVISION, INC.
585 Broadway
Redwood City, California 94063

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

June 11, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of BroadVision, Inc., a Delaware corporation ("BroadVision" or the "Company"), for use at the Annual Meeting of Stockholders to be held on June 11, 2003, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's headquarters located at 585 Broadway, Redwood City, California. The Company intends to mail this proxy statement and accompanying proxy card on or about May 14, 2003 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on April 15, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 15, 2003, the Company had outstanding and entitled to vote 32,697,646 shares of Common Stock.

        Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. (A "Broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.) Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 585 Broadway, Redwood City, California 94063, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 9, 2004. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of this year's Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

        There are seven nominees for the seven Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, five directors having been elected by the stockholders and two directors, James D. Dixon and T. Michael Nevens, having been elected by the Board.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

        The names of the nominees and certain information about them are set forth below:

Name	Age	Principal Occupation/ Position Held With The Company
Pehong Chen	45	Chairman of the Board of Directors, President and Chief Executive Officer
David L. Anderson	59	Managing Director, Sutter Hill Ventures
James D. Dixon	59	Formerly an executive with bankofamerica.com
Todd A. Garrett	61	Private Investor
Koh Boon Hwee	52	Executive Director, MediaRing Ltd.
T. Michael Nevens	53	Formerly Managing Partner, McKinsey & Company
Carl Pascarella	60	President and Chief Executive Officer, Visa U.S.A.

        Pehong Chen has served as Chairman of the Board, Chief Executive Officer and President of the Company since its incorporation in May 1993. From 1992 to 1993, Dr. Chen served as the Vice President of Multimedia Technology at Sybase, Inc., a supplier of client-server software products. Dr. Chen founded and, from 1989 to 1992, served as President of, Gain Technology, Inc., a provider of multimedia applications development systems, which was acquired by Sybase, Inc. Dr. Chen currently serves on the Board of Directors of SINA.com and Tumbleweed Communications Corp. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.

        David L. Anderson has served as a director of the Company since November 1993. Since 1974, Mr. Anderson has been a Managing Director of the General Partner of Sutter Hill Ventures, a California limited partnership, a venture capital investment firm. Mr. Anderson also serves on the Board of Directors of Dionex Corporation and Molecular Devices Corporation, and on the boards of directors of several privately-held companies. He holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Graduate School of Business Administration.

        James D. Dixon has served as a director of the Company since January 1, 2003. Prior to his retirement from Bank of America in January 2002, Mr. Dixon served as an executive with bankofamerica.com. From September 1998 to February 2000, Mr. Dixon was Group Executive and Chief Information Officer of Bank of America Technology & Operations. From 1990 to 1998, before the merger of NationsBank Corporation and BankAmerica Corporation, Mr. Dixon was President of NationsBank Services, Inc. From 1986 to 1990, he also served as Chief Financial Officer for Citizens and Southern Bank/Sovran, a predecessor company to NationsBank. Mr. Dixon holds a B.A. from Florida State University, a J.D. from University of Florida School of Law, and he is a graduate of the executive M.B.A. program at Stanford University.

        Todd A. Garrett has served as a director of the Company since January 1999. Mr. Garrett is currently a private investor. In 1999, Mr. Garrett retired from Procter & Gamble Company, a producer and marketer of consumer products, where he held various key executive positions within the company since joining it in 1985. These positions included: Vice President, Asia/Pacific; Vice President, U.S. Beauty Care; Group President, President of Worldwide Strategic Planning, Beauty Care Products; Senior Vice President; and Chief Information Officer. Mr. Garrett holds a B.A. from the University of Rochester and an M.B.A. from Xavier University.

        Koh Boon Hwee has served as a director of the Company since February 1996. Mr. Koh is Executive Director of Mediaring.com Ltd, a company listed on the Stock Exchange of Singapore focusing on the development of products and services based on voice-over Internet protocol technologies. He is also currently Chairman of Singapore Airlines Ltd and serves on the Board of Directors of QAD Inc. He was previously the Managing Director of Hewlett Packard Singapore (1985 to 1990), Executive Chairman of the Wuthelam Group of Companies (1991 to 2000), Chairman of Omni Industries Ltd (1997 to 2001) and Chairman of Singapore Telecommunications Ltd. (1986 to 2001). Mr. Koh holds a B.S. in Mechanical Engineering from the University of London and an M.B.A. from Harvard University.

        T. Michael Nevens has served as a director of the Company since April 2003. Prior to his retirement from McKinsey & Company in December 2002, Mr. Nevens served as a director and was managing partner of McKinsey & Company's Global High Tech Practice and founder and Chairman of its IT Vendor Relations Committee. Prior to joining McKinsey in 1980, Mr. Nevens spent five years in several staff positions with the U.S. House of Representatives and various political organizations. Mr. Nevens holds a B.S. in Physics from the University of Notre Dame and an M.S. in Industrial Administration from the Krannert School of Purdue University.

        Carl Pascarella has served as a director of the Company since September 1997. Since August 1993, Mr. Pascarella has been President and Chief Executive Officer of Visa U.S.A Inc. From January 1983 to August 1993, he was Assistant Chief General Manager of the Asia-Pacific region of Visa U.S.A. Before joining Visa U.S.A., Mr. Pascarella was Vice President of the International Division of Crocker National Bank. He also served as Vice President of Metropolitan Bank at Bankers Trust Company. Mr. Pascarella holds a B.A. from the University of Buffalo and an M.B.A. from Harvard University.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2002, the Board of Directors held six meetings and acted by unanimous written consent five times. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

        The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; confers with the independent auditors and senior management as to the scope, adequacy and effectiveness of controls; and evaluates the cooperation received by the independent auditors during their audit examination. The Audit Committee was composed of three non-employee directors: Messrs. Garrett, Luft and Pascarella. It met eleven times during the fiscal year and acted by unanimous written consent one time. The current Audit Committee is composed of three non-employee directors: Messrs. Dixon, Garrett and Pascarella. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Company also has a Non-Officer Option Committee, established in May 1997, which awards stock options to non-officer employees and consultants, not to exceed 10,000 shares per non-officer employee and consultant per fiscal year, at or after the hiring of such employee or consultant. The Compensation Committee is presently composed of three non-employee directors: Messrs. Anderson, Koh and Pascarella. It met two times during the fiscal year and acted by unanimous written consent four times. The sole member of the Non-Officer Option Committee is Dr. Chen.

        The Nominating Committee makes determinations as to the individuals who are to be nominated for membership to the Board. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is presently composed of two non-employee directors: Messrs. Anderson and Pascarella. It did not hold any meetings during the fiscal year or act by unanimous written consent.

        During the fiscal year ended December 31, 2002, each Board member except Mr. Pascarella attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2002, which include the consolidated balance sheets of the Company as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002 and the notes thereto.

        Review With Management.    The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

        Review and Discussions With Independent Accountants.    The Audit Committee has discussed with BDO Seidman, LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with BDO Seidman, LLP its independence from the Company.

        Conclusion.    Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

AUDIT COMMITTEE
James D. Dixon
Todd A. Garrett
Carl Pascarella

*
The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission (the "SEC"), and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

PROPOSAL 2

APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

        In April 1996, the Board of Directors adopted the Employee Stock Purchase Plan (the "Purchase Plan") authorizing the issuance of 600,000 (as adjusted for subsequent stock splits) shares of the Company's Common Stock. The stockholders of the Company approved the adoption of the Purchase Plan in June 1996. From time to time, the Board has adopted, and the stockholders have subsequently approved, amendments to increase the number of shares authorized for issuance under the Purchase Plan and, as of March 31, 2003, the number of shares of Common Stock reserved for issuance was 1,766,667. As of March 31, 2003, an aggregate of 1,766,597 shares had been granted under the Purchase Plan and 69 shares remained available for future grant under the Purchase Plan. During the last fiscal year, shares were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows: all current executive officers as a group, 7,925 shares ($2.5543), and all employees (excluding executive officers) as a group, 547,353 shares ($3.2307).

        The Board suspended the Purchase Plan, effective April 1, 2003, due to the low number of shares available for future grant as of March 31, 2003. The Board also adopted in March 2003 an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Purchase Plan from 1,766,667 shares to 2,516,667 shares of Common Stock. The Board intends to lift the suspension of the Purchase Plan if the stockholders approve this proposed increase. The Board also adopted an amendment, subject to stockholder approval, to include an "evergreen" provision whereby, on the first day of the fiscal year of the Company, commencing on January 1, 2004 and ending on January 1, 2014, the aggregate number of shares of the Common Stock available for issuance under the Purchase Plan will be automatically increased by a number equal to the lesser of (a) 1.5% of the shares of Common Stock outstanding (rounded down to the nearest whole share) or (b) 800,000 shares of Common Stock. Notwithstanding the forgoing, the Board may act prior to the beginning of any fiscal year to increase the share reserve by a smaller number of shares of Common Stock than is otherwise provided for in the evergreen provision. These amendments are intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board.

        Stockholders are requested in this Proposal 2 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Purchase Plan. Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

        The essential features of the Purchase Plan, as amended, are outlined below.

PURPOSE

        The purpose of the Purchase Plan is to provide a means by which employees of the Company, and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan, may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees and to provide incentives for such persons to exert maximum efforts for the success of the Company. As of March 31, 2003, all of the

Company's approximately 441 employees except Dr. Chen were eligible to participate in the Purchase Plan.

        The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

        The Board administers the Purchase Plan and has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted and the provisions of each offering of such rights (which need not be identical). The Board has the power to delegate administration of the Purchase Plan to a committee of not less than two Board members. The Board may abolish any such committee at any time and revest in itself the administration of the Purchase Plan.

STOCK SUBJECT TO PURCHASE PLAN

        Subject to approval of this Proposal, an aggregate of 2,516,667 shares of Common Stock is reserved for issuance under the Purchase Plan plus an "evergreen" provision whereby, on the first day of the fiscal year of the Company, commencing on January 1, 2004 and ending on January 1, 2014, the aggregate number of shares of the Common Stock available for issuance under the Purchase Plan will be automatically increased by a number equal to the lesser of (a) 1.5% of the shares of Common Stock outstanding (rounded down to the nearest whole share) or (b) 800,000 shares of Common Stock. Notwithstanding the forgoing, the Board may act prior to the beginning of any fiscal year to increase the share reserve by a smaller number of shares of Common Stock than is otherwise provided for in the evergreen provision. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

OFFERINGS

        The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The maximum duration for an offering under the Purchase Plan is 27 months. Currently, under the Purchase Plan, each offering is 12 months in duration.

ELIGIBILITY

        Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company, or any designated subsidiary, on the first day of an offering is eligible to participate in that offering.

        However, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary, including any stock which such employee may purchase under all outstanding rights and options. In addition, no employee may purchase more than $25,000 worth of stock, determined at the fair market value of the shares at the time such rights are granted, under all employee stock purchase plans of the Company in any calendar year.

PARTICIPATION IN THE PURCHASE PLAN

        Eligible employees become participants in the Purchase Plan by delivering to the Company, within the time specified in the offering, a participation agreement authorizing payroll deductions of up to the maximum percentage specified by the Board of such employee's earnings during the offering.

PURCHASE PRICE

        The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering or (b) 85% of the fair market value of a share of Common Stock on the purchase date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

        The purchase price of the shares is accumulated by payroll deductions during an offering. A participant may reduce or increase his or her payroll deductions on the first day of any calendar quarter purchase period. A participant may also reduce or terminate his or her payroll deductions at any time during an offering. A participant may begin such payroll deductions after the beginning of any purchase period as provided for in an offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company.

PURCHASE OF STOCK

        Upon execution of an agreement to participate in the Purchase Plan by an employee, shares of Common Stock are purchased on the employee's behalf under the Purchase Plan on each purchase date. In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number specified in the Purchase Plan, the Board will make a pro rata allocation of available shares. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically on each purchase date at the applicable price.

WITHDRAWAL

        A participant may withdraw from a given offering by terminating his or her payroll deductions and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering except as provided by the Board in the offering.

        Upon any employee withdrawal, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that particular offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

        Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of stock.

RESTRICTIONS ON TRANSFER

        Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

ADJUSTMENT PROVISIONS

        If there is any change in the stock subject to the Purchase Plan or subject to any rights granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Purchase Plan and outstanding rights thereunder will be appropriately adjusted as to the class and maximum number of shares subject to the Purchase Plan, and the class, number of shares and price per share of stock subject to such outstanding rights.

EFFECT OF CERTAIN CORPORATE EVENTS

        In the event of a dissolution, liquidation, specified type of merger of the Company or stock acquisition, the surviving or acquiring corporation will assume the rights under the Purchase Plan or substitute similar rights, the rights will continue in full force and effect, or the participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the corporate event and the participants' rights under the ongoing offering terminated.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend, terminate or amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan, or (c) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act or Section 423 of the Code.

        Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination without consent of the person to whom such rights were granted.

FEDERAL INCOME TAX INFORMATION

        Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

        A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchase shares.

        If the stock is disposed of more than two years after the beginning of the offering and more than one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (b) the excess of the fair market value of the stock as of the beginning of the offering over the exercise price, determined as of the beginning of the offering, will be treated as ordinary income. Any additional gain be taxed as long-term capital gain. Long-term capital gains are generally subject to lower tax rates than ordinary income.

        If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain or loss will be treated as capital gain or loss, which will be long-term capital gain or loss if the stock was held for more than one year. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date.

        There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of tax reporting obligations).

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of the December 31, 2002.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	5,535,783	$28.6423	1,898,376
Equity compensation plans not approved by security holders(2)	2,971,575	$15.4846	46,056
Total	8,507,358	$24.0464	1,944,432

(1)
Includes the following: 1996 Equity Incentive Plan (the "Incentive Plan"), Employee Stock Purchase Plan, 1993 Interleaf Stock Option Plan and 1994 Interleaf Employee Stock Option Plan.

(2)
Includes the following: the 2000 Non-Officer Equity Incentive Plan (the "2000 Non-Officer Plan") and non-plan grants.

        The Company's 2000 Non-Officer Plan, which was in effect as of December 31, 2002, was adopted by the Board in 2000 and provided for grants of (a) Nonstatutory Stock Options, (b) stock bonuses and (c) rights to purchase restricted stock, to employees (who, subject to certain exceptions, are not officers or directors of the Company) and consultants of the Company. Stockholder approval of the 2000 Non-Officer Plan and amendments thereto have not been required to date. An aggregate of 666,667 (as adjusted for subsequent stock splits) shares of Common Stock were initially reserved for issuance under the plan. Certain other provisions of the 2000 Non-Officer Plan are as follows:

  •
  Eligibility. Nonstatutory stock options, stock bonuses and rights to purchase restricted stock may be granted under the 2000 Non-Officer Plan only to employees (who, subject to certain exceptions, are not officers or directors of the Company) and consultants of the Company and its affiliates.

  •
  Terms of Options. The exercise price for nonstatutory stock options available for grant under the 2000 Non-Officer Plan shall be determined by the Board and shall not be less than 85% of the fair market value of the stock subject to the option on the date of grant. Payment of the exercise price may be in the form of either (a) cash at the time the option is exercised or (b) at the discretion of the Board or the Non-Officer Option Committee, at the time of the grant of the option, (a) by delivery to the Company of other common stock of the Company, (b) according to a deferred payment or other arrangement or (c) in any other form of legal consideration that may be acceptable to the Board. The term of a nonstatutory stock option granted under the 2000 Non-Officer Plan may not exceed ten years. Options under the 2000 Non-Officer Plan typically vest at the rate of 25% on the first anniversary of the vesting commencement date and 25% annually thereafter until fully vested or the optionholder's service to the Company has terminated. The Board has the power to accelerate the time during which an option may vest or be exercised and may also authorize the modification of any outstanding option with the consent of the optionholder.

  •
  Adjustment Provisions. The number of shares available for future grant and for outstanding but unexercised options and the exercise price of outstanding options are subject to adjustment for any merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction.

  •
  Corporate Transactions. The 2000 Non-Officer Plan provides that, in the event of a sale of substantially all of the assets of the Company, specified types of merger or consolidation with or into any other entity or person in which the Company is not the continuing or surviving entity or in which the Company is the surviving entity but the shares of Common Stock outstanding immediately prior to the transaction are converted by virtue of the transaction into other property, then any surviving corporation shall either assume options outstanding under the 2000 Non-Officer Plan or substitute similar options for those outstanding under the 2000 Non-Officer Plan (including an award to acquire the same consideration paid to stockholders in the change in control). If any surviving corporation does not either assume options outstanding under the 2000 Non-Officer Plan, or substitute similar options, then, with respect to stock awards held by persons then performing services as employees, directors or consultants, the time during which such stock awards may be exercised shall be accelerated and the stock awards terminated if not exercised prior to such event. With respect to any other stock awards outstanding under the 2000 Non-Officer Plan, such stock awards shall terminate if not exercised prior to such event. The acceleration of options in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited the Company's financial statements beginning with the fiscal year ended December 31, 2002 financial statements. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of BDO Seidman, LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

AUDITOR'S FEES

        AUDIT FEES.    During the fiscal year ended December 31, 2002, the aggregate fees billed by BDO Seidman, LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements were $516,431.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.    During the fiscal year ended December 31, 2002, there were no fees billed by BDO Seidman, LLP for information technology consulting fees.

        ALL OTHER FEES.    During the fiscal year ended December 31, 2002, there were no fees billed by BDO Seidman, LLP for professional services other than audit fees.

        Arthur Andersen LLP, which resigned as the Company's independent auditors on April 8, 2002, as described below, did not bill any fees for professional services related to any of the Company's financial statements for the fiscal year ended December 31, 2002.

CHANGE IN INDEPENDENT AUDITORS

        On April 8, 2002, the Company received notice from Arthur Andersen LLP of its resignation as the Company's independent auditors as a result of the Company's plans to change independent auditors for the fiscal year ending December 31, 2002 due to an anticipated future non-audit business relationship between the two companies. The Audit Committee recommended BDO Seidman, LLP to replace Arthur Andersen LLP, and on May 7, 2002, the Company engaged BDO Seidman, LLP as its independent auditors for the fiscal year ending December 31, 2002.

        The independent auditor's report of Arthur Andersen LLP on the consolidated financial statements of the Company for the three years ended December 31, 2001 dated March 29, 2002,

included in the Form 10-K filed with the SEC on April 1, 2002, contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.

        In connection with the Company's audits for the fiscal years ended December 31, 2000 and 2001, and in the subsequent interim period prior to Arthur Andersons LLP's resignation on April 8, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in its report.

        In connection with the Company's audits for the fiscal years ended December 31, 2000 and 2001, and in the subsequent interim period prior to Arthur Andersons LLP's resignation on April 8, 2002, except as subsequently described, there have been no reportable events (as defined in SEC Regulation S-K Item 304(a)(1)(v)). In a letter dated March 30, 2001, Arthur Andersen LLP informed the Company that it noted certain matters involving the Company's internal controls that it considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants. The reportable conditions related to the Company's purchase requisition processes and invoice processing procedures. Members of the Audit Committee discussed this matter with Arthur Andersen LLP. The Company has implemented procedures to address the reportable conditions and has authorized Arthur Andersen LLP to respond fully to the inquiries of the successor independent auditors.

        Arthur Anderson LLP's letter to the SEC stating its agreement with the statements in this paragraph is filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on April 15, 2002.

        During the fiscal years ended December 31, 2000 and 2001, and any subsequent interim period prior to the Company's engagement of BDO Seidman, LLP, the Company did not consult with BDO Seidman, LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 2003 by: (a) each nominee for director; (b) each of the executive officers named in the Summary Compensation Table; (c) all executive officers and directors of the Company as a group; and (d) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares(#)	Percent of Total(%)
Pehong Chen(2)	6,706,513	20.0%
Andrew Nash(3)	94,172	*
Francis Barton(4)	93,343	*
James Thanos(5)	4,010	*
David L. Anderson(6)	178,514	*
James D. Dixon	0	*
Koh Boon Hwee(7)	209,788	*
Todd A. Garrett(3)	68,011	*
T. Michael Nevens	0	*
Carl Pascarella(8)	53,572	*
All Current Directors and Executive Officers as a group (9 persons)(9)	7,293,114	21.8%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 32,685,111 shares outstanding on March 31, 2003, adjusted as required by rules promulgated by the SEC. The Company's directors and executive officers can be reached at BroadVision, Inc., 585 Broadway, Redwood City, California 94063.

(2)
Includes 5,874,985 shares held in trust by Dr. Chen and his wife for their benefit and 831,528 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 31, 2003. Excludes 300,000 shares of Common Stock held in trust by independent trustees for the benefit of Dr. Chen's children.

(3)
Represents shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 31, 2003.

(4)
Includes 92,362 shares of Common Stock issuable upon the exercise of a stock option exercisable within 60 days of March 31, 2003.

(5)
Includes 4,010 shares of Common Stock held in a family trust by Mr. Thanos and his wife.

(6)
Includes 24,265 shares of Common Stock issuable upon the exercise of a stock option exercisable within 60 days of March 31, 2003, 30,833 shares held by the Anderson Living Trust, of which Mr. Anderson is trustee, 109,778 shares of Common Stock held in a retirement trust over which Mr. Anderson exercises voting and investing power and 13,638 shares of Common Stock owned by Anvest L.P., over which Mr. Anderson exercises voting and investing power. Mr. Anderson disclaims beneficial ownership of the shares held by Anvest L.P., except to the extent of his pecuniary interest therein. Mr. Anderson disclaims beneficial ownership of the shares of Common

  Stock held by the other persons and entities associated with Sutter Hill Ventures, except to the extent of his pecuniary interest therein.

(7)
Includes 60,000 shares of Common Stock held by Seven Seas Group Ltd., in which Mr. Koh holds a controlling interest, and 70,684 shares of Common Stock issuable upon the exercise of a stock option exercisable within 60 days of March 31, 2003.

(8)
Includes 11,906 shares of Common Stock issuable upon the exercise of a stock option exercisable within 60 days of March 31, 2003.

(9)
Includes the information contained in the notes above, as applicable, for directors and executive officers of the Company as of March 31, 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that one report, covering one transaction, was filed late by Phil Oreste.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Directors currently do not receive any cash compensation from the Company for their services as members of the Board of Directors, although they are reimbursed for certain expenses incurred in connection with attendance of Board and Committee meetings in accordance with Company policy.

        Each director of the Company is eligible to receive stock option grants under the Incentive Plan. As of December 31, 2002, non-employee directors held options to purchase an aggregate of 284,048 shares of the Company's Common Stock.

        During the last fiscal year, the Company granted options for an aggregate of 146,477 shares to the non-employee directors of the Company at an exercise price per share of $2.16. The fair market value of such Common Stock on the date of grant was $2.16 per share (based on the definition of fair market value under the Incentive Plan).

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

        The following table shows for the fiscal years December 31, 2000, 2001 and 2002, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, its other most highly compensated executive officer at December 31, 2002 and two former executive officers who resigned from their positions during fiscal year 2002 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

		Annual Compensation (1)			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Annual Bonus ($)	Other Compensation (2)	Securities Underlying Options (#)
Pehong Chen(3) Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	$145,833 204,167 341,667	— 150,000 25,000	— — —	1,215,555 504,444 —
Andrew Nash(4) Chief Operating Officer	2002 2001 2000	$221,442 — —	$37,500 — —	— — —	187,500 — —
Francis Barton(5) Former Chief Financial Officer	2002 2001 2000	$320,000 59,487 —	$75,000 25,000 —	— — —	— 233,332 —
James Thanos(6) Former Executive Vice President and General Manager, World Wide Field Organization	2002 2001 2000	$308,364 283,750 220,000	$0 108,529 460,894	$39,475 82,336 116,275	— 73,144 33,333

(1)
Includes amounts earned but deferred at the election of the Named Executive Officers under the Company's 401(k) plan.

(2)
As permitted by rules promulgated by the Securities and Exchange Commission, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed the lesser of 10% of the sum of the amount in the salary and bonus columns or $50,000.

(3)
Does not include $350,000 in salary for August 1, 2001 through July 31, 2002 that Dr. Chen elected to forego because the Company did not reach certain financial goals. Dr. Chen elected to defer $145,833 in salary from August 1, 2002 through December 31, 2002 which will be paid when the Company reaches certain financial goals.

(4)
Became an executive officer of the Company in May 2002.

(5)
Employment as an executive officer of the Company ended September 2002.

(6)
Employment as an executive officer of the Company ended June 2002.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its Incentive Plan. As of March 31, 2003, options to purchase a total of 2,500,275 shares were outstanding under the Incentive Plan and options to purchase 2,459,987 shares remained available for grant thereunder.

        The following table shows for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
		Percent Of Total Options Granted to Employees In Fiscal 2002(%)(1)			Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term(3)
Number of Securities Underlying Options Granted
Name			Exercise Price Per Share ($/Sh)(2)	Expiration Date
					5% ($)	10% ($)
Pehong Chen(4)	55,555 1,160,000	0.96 20.15%	$18.63 2.16	2/19/12 10/30/12	$652,043 1,578,528	$1,645,634 3,983,904
Andrew Nash(5)	374,999 187,500	6.51 3.26	3.89 2.16	5/16/12 10/30/12	2,062,457 255,150	5,205,249 643,950
Francis Barton	—	—	—	—	—	—
James Thanos	—	—	—	—	—	—

(1)
Based on options to purchase 5,757,968 shares granted in 2002.

(2)
The exercise price per share of each option was equal to the closing sale price of the Common Stock as quoted on the Nasdaq Stock Market's National System on the day prior to the date of grant.

(3)
The potential realizable value is based on the term of the option at its time of grant, which is ten years. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock. The five percent and ten percent columns represent assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

(4)
The options have a term of ten years, subject to earlier termination in certain events related to termination of employment, and vest at the rate of 1/48th per month (25% per year). The options will fully vest in the event of dissolution or liquidation or other corporate reorganization, unless the acquiring company assumes the options or substitutes similar options.

(5)
The options have a term of ten years, subject to earlier termination in certain events related to termination of employment, and vest at the rate of 1/48th per month (25% per year) with one-year cliff vesting. The options will fully vest in the event of dissolution or liquidation or other corporate reorganization, unless the acquiring company assumes the options or substitutes similar options. See also "Employment and Separation Agreements with Executive Officers—Offer Letter from the Company to Andrew Nash."

FISCAL YEAR-END OPTION VALUES OF UNEXERCISED OPTIONS

			Number of Securities Underlying Unexercised Options at December 31, 2002 (#)(2)
					Value of Unexercised In-The-Money Options at December 31, 2002 ($)(3)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Pehong Chen	—	—	610,232	1,609,767	$60,416	$1,389,584
Andrew Nash	—	—	—	562,499	—	234,375
Francis Barton	—	—	68,056	165,276	—	—
James Thanos	—	—	216,506	—	—	—

(1)
Value received is based on the per share deemed values of the Company's Common Stock on the date of exercise, determined after the date of grant solely for financial accounting purposes, less the exercise price, without taking into account any taxes that may be payable in connection the transaction.

(2)
Reflects vested and unvested shares at December 31, 2002. Options granted are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment.

(3)
Fair market value of the Company's Common Stock at December 31, 2002, which was $3.41 per share, less the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS ON EXECUTIVE COMPENSATION*

        The Compensation Committee of the Board of Directors (the "Committee") is composed of the non-employee directors identified at the end of this report. None of these non-employee directors has any interlocking or other type of relationship that would call into question his independence as a committee member. The Committee is responsible for setting and administering the policies which govern annual performance, and determines the compensation of the Chief Executive Officer ("CEO") and other executive officers of the Company.

*
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION PHILOSOPHY

        The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to ensure a direct relationship between executive pay and stockholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. During 2002, the Company used base salary, annual incentives and long-term incentives under the Incentive Plan to achieve these objectives. In carrying out these objectives, the Committee considers the following:

  •
  The level of compensation paid to executive officers in positions of companies similarly situated in size and products. To ensure that pay is competitive, the Committee, from time to time, compares the Company's executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. Compensation surveys used by the Company typically include public and private companies comparable in size, products or industry to the Company.

  •
  The individual performance of each executive officer. Individual performance includes meeting individual performance objectives, demonstration of job knowledge, skills, teamwork and acceptance of the Company's core values.

  •
  Corporate performance, which is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting the Company's objectives and goals as typically reflected in the annual operating plan.

  •
  The responsibility and authority of each position relative to other positions within the Company.

        The Committee does not quantitatively weigh these factors but considers all of these factors as a whole in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation follows.

BASE SALARY

        Base salaries are established for each executive officer at levels that are intended to be competitive with salaries for comparable positions at other software and computer industry companies of similar size and products. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting periodic compensation reviews, the Committee considers each individual executive officer's achievements in meeting Company financial and business objectives during the prior fiscal year, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. The Committee periodically considers the low, midpoint and upper ranges of base salaries published by compensation surveys in establishing base salaries of each executive officer.

ANNUAL INCENTIVE

        Annual bonus incentives for executives are intended to reflect the Company's belief that management's contribution to stockholder returns comes from achieving operating results that maximize the Company's earnings and cash flow over a multi-year time horizon. The Company believes that the achievement of its performance objectives depends on (a) its ability to deliver outstanding products and services to its customers, (b) its success in establishing and maintaining a position of strength in its chosen markets and (c) its short- and long-term profitability, as well as the quality of that profitability. For purposes of annual incentive compensation, progress towards these performance objectives is measured against the results anticipated in the Company's annual operating plan, which is approved by the Board of Directors.

        The 2002 incentive compensation for executive officers other than the CEO was based in part on the achievement of total Company results consistent with the Company's 2002 operating plan, as well as achievement of other objectives in the 2002 operating plan specific to such officers' individual areas of management responsibility.

        The Company believes that this incentive compensation structure closely links the incentives paid to its executives with the results necessary to create long-term value for stockholders.

LONG-TERM INCENTIVE

        The Committee also endorses the position that stock ownership by management is beneficial in aligning management and stockholder interests in enhancing stockholder value. In that regard, stock options also are used to retain executives and motivate results to improve long-term stock market performance. Stock options are granted at the prevailing market value and will have value only if the Company's stock price increases. As part of its periodic review of compensation, the Compensation Committee reviews the stock option holdings of the Company's officers and senior executives, and recommends additional stock option grants as appropriate.

        The Committee determines the number of options to be granted to executive management based on (a) competitive practice within the comparison group used in determining base salary, (b) historical performance of the executive and (c) the amount of prior grants held by such executive, as well as the number of vested versus unvested options. When using comparative data, the Company targets its option grants in the mid to high range of comparable companies.

        Section 162(m) limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain covered employees in a taxable year. Compensation above $1.0 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant are considered to be "performance-based compensation."

CEO COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

        Dr. Chen served as Chairman, President and Chief Executive Officer throughout the year, and he continues to hold these offices.

        Dr. Chen's base salary, annual incentives and long-term incentives were determined in accordance with the criteria described in the "Base Salary," "Annual Incentive" and "Long-Term Incentive" sections of this report. Dr. Chen did not receive a salary or bonus in 2002. See "Summary Compensation Table." Dr. Chen elected to forego $350,000 in salary from August 1, 2001 through July 31, 2002 because the Company did not reach certain financial goals. Dr. Chen also elected to defer $145,833 in salary from August 1, 2002 through December 31, 2002 until the Company reaches certain financial goals. Based on Dr. Chen's and the Company's operating performance in 2002, Dr. Chen was granted options to purchase 1,215,555 shares of Common Stock. The size of the grants reflected both his contributions to the Company and a recognition that the majority of Dr. Chen's existing options had exercise prices that were greater than the then-average closing prices on the Nasdaq National Market System.

CONCLUSION

        Through the plans described above, a significant portion of the Company's executive compensation programs and Dr. Chen's compensation are contingent on Company performance and realization of benefits closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE
David L. Anderson
Koh Boon Hwee
Carl Pascarella

EMPLOYMENT AND SEPARATION AGREEMENTS WITH EXECUTIVE OFFICERS

        In connection with the following separation agreements, nothing in the separation agreements affected the Company's indemnification or defense obligations to the departing executing officers that arose from his or her employment with the Company, and the departing executive officer agreed to cooperate with the Company with respect to any existing or future litigation or similar proceedings to the extent requested by the Company.

        Separation Agreement between the Company and James Thanos.    Mr. Thanos resigned from his position as Executive Vice President, Worldwide Sales and all other corporate offices and positions he held with the Company, effective June 30, 2002. The Company agreed to provide Mr. Thanos with one year of severance and health benefits, payable over 12 months, and six months of additional stock option vesting. The Company and Mr. Thanos executed a mutual release of claims.

        Separation Agreement between the Company and Francis Barton.    Mr. Barton resigned from his position as Chief Financial Officer and all other corporate offices and positions he held with the Company, effective September 13, 2002. The Company agreed to provide Mr. Barton with one year of severance and health benefits, payable over 12 months, and six months of additional stock option vesting. In addition, Mr. Barton received his performance bonus for the second quarter of 2003. The Company and Mr. Barton executed a mutual release of claims.

        Offer Letter from the Company to Andrew Nash.    On May 10, 2002, the Company offered Mr. Nash employment with the Company in the position of Executive Vice President and Chief Operating Officer, which offer Mr. Nash accepted. Pursuant to the offer letter, the Company will pay Mr. Nash $350,000 per year and a target bonus of 60% of his base salary paid quarterly. Mr. Nash is eligible to participate in the Company's employee benefit plans. The Company also offered Mr. Nash, subject to the approval of the Board, to grant a stock option to purchase 277,777 shares of Common Stock of the Company with an exercise price equal to the fair market value of the Common Stock on his date of hire. 25% of the shares subject to the option will vest on the first anniversary of Mr. Nash's date of hire and the remaining shares will vest in equal monthly installments over the subsequent three years.

        In the event Mr. Nash's employment with the company is involuntarily terminated without cause at any time, Mr. Nash agrees to provide consulting services to the Company for up to one year. If

Mr. Nash executes a release of claims upon such termination of employment without cause, Mr. Nash will receive that portion of his target bonus that would have been paid in the quarter in which his employment is terminated as if his employment had not terminated. During such consulting period, Mr. Nash will receive $29,166.66 per month as a consulting fee, and his outstanding stock options will continue to vest.

        In the event of change of control of the Company, in addition to the benefits described above and upon execution of a release of claims, if Mr. Nash's employment with the Company is involuntarily terminated without cause or voluntarily terminated for good reason within 13 months of the effective date of such change of control, 50% of the unvested shares subject to his outstanding stock options shall vest and become exercisable. If any payment made to Mr. Nash would constitute a parachute payment under the Code, Mr. Nash will receive the entire payment or a reduced amount, whichever results in his receipt, on an after-tax basis, of the greater amount of the payment.

PERFORMANCE MEASUREMENT COMPARISON*

        The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1997 for (a) the Company's Common Stock, (b) the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index") and (c) the JP Morgan H&Q Internet 100 Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BROADVISION, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE JP MORGAN H & Q INTERNET 100 INDEX AND THE RDG INTERNET INDEX

*
$100 invested on 12/31/97 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

*
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

        The Company has entered into employment and separation agreements with certain executive officers. See "Employment and Separation Agreements with Executive Officers."

        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for in such agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party be reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are BroadVision, Inc. stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to: Corporate Secretary, BroadVision, Inc., 585 Broadway, Redwood City, California 94063 or contact Investor Relations at (650) 261-5100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

WILLIAM E. MEYER Secretary

May 14, 2003

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 is available without charge upon written request to: Corporate Secretary, BroadVision, Inc., 585 Broadway, Redwood City, California 94063.

Appendix A

BROADVISION, INC.

EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors on April 16, 1996
Approved by the Stockholders on June 11, 1996
Amended by the Board of Directors on March 11, 1998
Approved by the Stockholders on May 11, 1998
Amended by the Board of Directors on February 3, 1999
Approved by the Stockholders on May 12, 1999
Amended by the Board of Directors on February 26, 2001
Approved by the Stockholders on May 24, 2001
Amended by the Board of Directors on May 1, 2002
Approved by the Stockholders on June 26, 2002
Amended by the Board of Directors on March 25, 2003

        Reflects the three-for-one stock dividends effected in November 1999 and February 2000 and the one-for-nine reverse stock split effected July 29, 2002.

(1)  PURPOSE.

        (a)  The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of BroadVision, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

        (b)  The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

        (c)  The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        (d)  The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

(2)  ADMINISTRATION.

        (a)  The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (b)  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

          (ii)  To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

          (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv)  To amend the Plan as provided in paragraph 13.

          (v)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

        (c)  The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee") constituted in accordance with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(3)  SHARES SUBJECT TO THE PLAN.

        Subject to the provisions of paragraph 12 relating to adjustments upon changes in securities, the shares of the Company's common stock (the "Common Stock") that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate two million five hundred sixteen thousand six hundred sixty-seven (2,516,667) shares of Common Stock, plus an annual increase to be added on the first day of the fiscal year of the Company for a period of ten (10) years, commencing on the first day of the fiscal year that begins on January 1, 2004 and ending on (and including) the first day of the fiscal year that begins on January 1, 2014 (each such day, a "Calculation Date"), equal to the lesser of (i) one and one-half percent (1.5%) of the shares of Common Stock outstanding on each such Calculation Date (rounded down to the nearest whole share); or (ii) eight hundred thousand (800,000) shares of Common Stock. Notwithstanding the foregoing, the Board may act, prior to the first day of any fiscal year of the Company, to increase the share reserve by such number of shares of Common Stock as the Board shall determine, which number shall be less than each of (i) and (ii). If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(4)  GRANT OF RIGHTS; OFFERING.

        The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

(5)  ELIGIBILITY.

        (a)  Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment equal or exceed two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

        (b)  The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

          (i)    the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

          (ii)  the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

          (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

        (c)  No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

        (d)  An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

        (e)  Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

(6)  RIGHTS; PURCHASE PRICE.

        (a)  On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company: (i) purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined by the Board or the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering, or (ii) designated by the Board or the Committee. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

        (b)  In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

        (c)  The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

          (i)    an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

          (ii)  an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

(7)  PARTICIPATION; WITHDRAWAL; TERMINATION.

        (a)  An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering (as defined by the Board or Committee in each Offering). The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

        (b)  At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

        (c)  Notwithstanding (a) and (b) above, an eligible employee may also become a participant pursuant to an Offering without delivering a participation agreement if the terms of the Offering so provide.

        (d)  Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.

        (e)  Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

(8)  EXERCISE.

        (a)  On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest. For an Offering in which no payroll deductions are required, a participant's rights shall be exercised as provided in the Offering.

        (b)  No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

(9)  COVENANTS OF THE COMPANY.

        The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

(10) USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

(11) RIGHTS AS A STOCKHOLDER.

        A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

(12) ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)  If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

        (b)  In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion: (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

(13) AMENDMENT OF THE PLAN.

        (a)  The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i)    Increase the number of shares reserved for rights under the Plan;

          (ii)  Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act as amended ("Rule 16b-3")); or

          (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of rule 16b-3.

        (b)  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

        (c)  Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

(14) DESIGNATION OF BENEFICIARY.

        (a)  A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

        (b)  Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(15) TERMINATION OR SUSPENSION OF THE PLAN.

        (a)  The Board in its discretion may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)  Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

(16) EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on the same day that the Company's initial public offering of shares of common stock becomes effective (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

Proxy—BroadVision, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2003

The undersigned hereby appoints Pehong Chen and William E. Meyer, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Broadvision, Inc., a Delaware corporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters located at 585 Broadway, Redwood City, California on Wednesday, June 11, 2003 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSALS 2, 3 AND 4.

BroadVision, Inc.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A    Election of Directors

1. To elect directors to serve for the ensuing year and until their successors are elected. The Board of Directors recommends a vote FOR the following nominees.

	For	Withhold		For	Withhold
01—Carl Pascarella	☐	☐	05—Koh Boon Hwee	☐	☐
02—Pehong Chen	☐	☐	06—James D. Dixon	☐	☐
03—David L. Anderson	☐	☐	07—T. Michael Nevens	☐	☐
04—Todd A. Garrett	☐	☐

B    Issues

The Board of Directors recommends a vote FOR the following proposals:

	For	Against	Abstain
2. To approve the Company's Employee Stock Purchase Plan, as amended, (i) to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 750,000 shares; and (ii) to include an evergreen provision that automatically increases the number of shares authorized for issuance under such plan, subject to certain limitations, by the lesser of 1.5% of the outstanding Common Stock of the Company on the first day of each fiscal year or 800,000 shares of Common Stock, beginning in 2004 and ending in 2014.	☐	☐	☐
3. To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.	For ☐	Against ☐	Abstain ☐
4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

C    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box	Signature 1—Please keep signature within the box	Date (mm/dd/yyyy)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2003
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
STOCK OPTION GRANTS AND EXERCISES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION*
EMPLOYMENT AND SEPARATION AGREEMENTS WITH EXECUTIVE OFFICERS
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
BROADVISION, INC. EMPLOYEE STOCK PURCHASE PLAN